PURE Bioscience Reports Fiscal 2019 Third Quarter and Nine-Month Financial Results

Update on SDC-Based Antimicrobial Food Safety Solutions

SAN DIEGO, CA (June 13, 2019) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal third quarter and nine-month period ended April 30, 2019.

Q3: Summary of Results of Operations

●	Revenues for the fiscal third quarter ended April 30, 2019 decreased 20% to $312,000, compared with revenues of $390,000 in the prior year fiscal third quarter. The decrease was due to a change in timing of a legacy customer’s orders and somewhat lower food safety sales.

●	Net loss for the fiscal third quarter in 2019 was ($1.9 million), as compared with a loss of ($1.7 million) for fiscal third quarter in 2018. Net loss, excluding inducement expense, for the third fiscal quarter in 2019 was ($913,000), as compared with a loss of ($1.7 million) for the third quarter in 2018.

●	Net loss per share was ($0.03) in 2019 as compared with ($0.02) for the fiscal third quarter ended 2018.

●	Gross margin was 63% during the third quarter of fiscal 2019 as compared with 57% during the same period in fiscal 2018. The increase in gross margin percentage was primarily attributable to the sale of higher margin formulations and packaging configurations of our products during the quarter ended April 30, 2019, as compared with the prior period.

Nine Months: Summary of Results of Operations

●	Revenues for the nine-months ended April 30, 2019 increased 2% to $1,296,000 compared with prior year nine-month revenues of $1,265,000.

○	Core food safety revenues for the nine months ended 2019 increased 31% as compared with food safety revenues in the nine months ended 2018. The increase in both total and food safety revenues was due to growing customer adoption.

●	Net loss for the nine months ended April 30, 2019, was ($5.7 million) compared with ($6.1 million) for the nine-month period in 2018. Net loss, excluding derivative income, inducement expense and share-based compensation, for the nine months ended April 30, 2019 was ($2.4 million), as compared with ($3.7 million) for the nine-month period in 2018.

●	Net loss per share was ($0.08) in 2019 as compared with ($0.09) for the nine months ended fiscal 2018.

●	Gross margin remained relatively unchanged at 63% for the nine months ended April 30, 2019 and 2018, respectively

Hank R. Lambert, CEO, said, “FQ3 results were negatively impacted by customer implementation delays. I’m pleased to note that the beginning of FQ4 is off to a strong start. We look forward to expanding use of PURE Control® (our direct food contact antimicrobial solution) by the leading produce processor – and accelerating progress in adoption of our truck sanitizing solution among two of the top five food transport companies.

“We are making meaningful inroads on our mission to protect people and protect company brands by providing superior, leading edge food safety solutions to prevent foodborne illness,” concluded Lambert.

2019 Fiscal Third Quarter Financial Results Conference Call

The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PDT (4:30pm ET) on June 13, 2019. The call can also be accessed “live” online at http://public.viavid.com/index.php?id=134416.

A replay of the recorded call will be available for 90 days on the Company’s website (http://www.purebio.com/investors/events-presentations/). You can also listen to a replay of the call by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting June 13, 2019, at 7:30pm ET through June 20, 2019 at 11:59 pm ET. Please use PIN Number 10006753.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena — providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and it mitigates bacterial resistance. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2018 and Form 10-Q for the second fiscal quarter ended January 31, 2019. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:
Hank Lambert, CEO	Terri MacInnis, VP of IR
PURE Bioscience, Inc.	Bibicoff + MacInnis, Inc.
619-596-8600 ext.103 hlambert@purebio.com	818-379-8500 terri@bibimac.com

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2019	July 31, 2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$340,000	$851,000
Accounts receivable	134,000	275,000
Inventories, net	195,000	197,000
Restricted cash	75,000	75,000
Prepaid expenses	28,000	58,000
Total current assets	772,000	1,456,000
Property, plant and equipment, net	388,000	461,000
Patents, net	550,000	658,000
Total assets	$1,710,000	$2,575,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$386,000	$608,000
Accrued liabilities	137,000	170,000
Promissory note payable	—	503,000
Total current liabilities	523,000	1,281,000
Deferred rent	7,000	13,000
Total liabilities	530,000	1,294,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized, 74,113,371 shares issued and outstanding at April 30, 2019, and 68,248,158 shares issued and outstanding at July 31, 2018	741,000	683,000
Additional paid-in capital	123,098,000	117,522,000
Accumulated deficit	(122,659,000)	(116,924,000)
Total stockholders’ equity	1,180,000	1,281,000
Total liabilities and stockholders’ equity	$1,710,000	$2,575,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three months Ended
	April 30,		April 30,
	2019	2018	2019	2018
Net product sales	$1,296,000	$1,265,000	$312,000	$390,000
Operating costs and expenses
Cost of goods sold	480,000	473,000	117,000	166,000
Selling, general and administrative	2,997,000	4,102,000	886,000	1,239,000
Research and development	249,000	381,000	85,000	117,000
Share-based compensation	2,337,000	1,975,000	136,000	579,000
Total operating costs and expenses	6,063,000	6,931,000	1,224,000	2,101,000
Loss from operations	(4,767,000)	(5,666,000)	(912,000)	(1,711,000)
Other income (expense)
Inducement to exercise warrants	(960,000)	(876,000)	(960,000)	—
Change in derivative liabilities	—	459,000	—	—
Interest expense, net	(5,000)	(3,000)	(1,000)	(1,000)
Other income (expense), net	(3,000)	28,000	—	20,000
Total other income (expense)	(968,000)	(392,000)	(961,000)	19,000
Net loss	$(5,735,000)	$(6,058,000)	$(1,873,000)	$(1,692,000)
Basic and diluted net loss per share	$(0.08)	$(0.09)	$(0.03)	$(0.02)
Shares used in computing basic and diluted net loss per share	72,058,840	66,996,085	73,601,012	68,057,658

PURE Bioscience, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Nine Months Ended April 30, 2019					Nine Months Ended April 30, 2018
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity
Balances at beginning of period	68,248,158	$683,000	$117,522,000	$(116,924,000)	$1,281,000	63,093,153	$631,000	$110,141,000	$(109,482,000)	$1,290,000
Issuance of common stock in private placements, net	3,333,964	33,000	1,464,000	—	1,497,000	—	—	—	—	—
Share-based compensation expense - stock options	—	—	1,330,000	—	1,330,000	—	—	1,280,000	—	1,280,000
Share-based compensation expense - restricted stock units	—	—	1,007,000	—	1,007,000	—	—	696,000	—	696,000
Stock issued for services	—	—	—	—	—	50,000	1,000	50,000	—	51,000
Warrant liability removed due to warrant exercise and cancellation	—	—	—	—	—	—	—	1,394,000	—	1,394,000
Issuance of common stock for vested restricted stock units	131,250	1,000	(1,000)	—	—	18,750	—	—	—	—
Issuance of common stock upon the exercise of warrants	2,399,999	24,000	816,000	—	840,000	4,914,505	49,000	2,584,000	—	2,633,000
Warrant inducement			960,000	—	960,000	—	—	876,000	—	876,000
Net loss	—	—	—	(5,735,000)	(5,735,000)	—	—	—	(6,058,000)	(6,058,000)
Balances at end of period (Unaudited)	74,113,371	$741,000	$123,098,000	$(122,659,000)	$1,180,000	68,076,408	$681,000	$117,021,000	$(115,540,000)	$2,162,000

	Three Months Ended April 30, 2019					Three Months Ended April 30, 2018
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity
Balances at beginning of period (Unaudited)	71,713,372	$717,000	$121,186,000	$(120,786,000)	$1,117,000	68,057,658	$681,000	$116,441,000	$(113,848,000)	$3,274,000
Share-based compensation expense - stock options	—	—	83,000	—	83,000	—	—	429,000	—	429,000
Share-based compensation expense - restricted stock units	—	—	53,000	—	53,000	—	—	151,000	—	151,000
Stock issued for services	—	—	—	—	—	18,750	—	—	—	—
Issuance of common stock upon the exercise of warrants	2,399,999	24,000	816,000	—	840,000	—	—	—	—	—
Warrant inducement			960,000	—	960,000	—	—	—	—	—
Net loss	—	—	—	(1,873,000)	(1,873,000)	—	—	—	(1,692,000)	(1,692,000)
Balances at end of period (Unaudited)	74,113,371	$741,000	$123,098,000	$(122,659,000)	$1,180,000	68,076,408	$681,000	$117,021,000	$(115,540,000)	$2,162,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	April 30,
	2019	2018
Operating activities
Net loss	$(5,735,000)	$(6,058,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	2,337,000	1,975,000
Amortization of stock issued for services	31,000	115,000
Depreciation and amortization	191,000	213,000
Interest expense on promissory note	1,000	—
Change in fair value of derivative liability	—	(459,000)
Inducement to exercise warrants	960,000	876,000
Gain on inventory recovery	—	(19,000)
Changes in operating assets and liabilities:
Accounts receivable	141,000	105,000
Inventories	2,000	17,000
Prepaid expenses	(1,000)	60,000
Accounts payable and accrued liabilities	(255,000)	(52,000)
Deferred rent	(6,000)	4,000
Net cash used in operating activities	(2,334,000)	(3,223,000)
Investing activities
Investment in patents	(4,000)	(12,000)
Purchases of property, plant and equipment	(6,000)	(19,000)
Net cash used in investing activities	(10,000)	(31,000)
Financing activities
Net proceeds from the sale of common stock	993,000	—
Net proceeds from the exercise of warrants	840,000	2,632,000
Net cash provided by financing activities	1,833,000	2,632,000
Net decrease in cash, cash equivalents, and restricted cash	(511,000)	(622,000)
Cash, cash equivalents, and restricted cash at beginning of period	926,000	1,715,000
Cash, cash equivalents, and restricted cash at end of period	$415,000	$1,093,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$340,000	$1,018,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$415,000	$1,093,000

Supplemental disclosure of non-cash financing activities
Warrant liabilities removed due to settlements	$—	$1,394,000
Common stock issued for prepaid services	$—	$51,000
Conversion of promissory note and accrued interest from a related party to common stock	$504,000	$—